Bankrate, Inc.
Non-GAAP Measures Reconciliation
(Unaudited)

	Three Months Ended December 31, 2005
	(Unaudited)
	Consolidated		MMIS and	Pro Forma
	Bankrate	FastFind	Interest.com	Bankrate
Online publishing revenue	$11,611,543	$166,453	$278,828	$11,166,262
Print publishing and licensing revenue	$2,278,586	$-	$992,541	$1,286,045
Total revenue	$13,890,129	$166,453	$1,271,369	$12,452,307
Operating expenses	$6,041,049	$321,616	$296,056	$5,423,377
Income before income taxes	$4,052,119	$(248,969)	$108,390	$4,192,698
Income tax benefit (expense)	$(1,459,817)	$99,176	$(42,075)	$(1,516,918)
Net income	$2,592,302	$(149,793)	$66,315	$2,675,780

Net income per diluted share	$0.16

Weighted average diluted common shares outstanding	17,262,632

Online Publishing Revenue
Graphic ad	6,399,041
Hyperlink	4,293,221
Barter	474,000
Total online publishing revenue	$11,166,262

Operating expenses	5,423,377
Less: Barter	(474,000)
Operating expenses excluding barter	$4,949,377

	Year Ended December 31, 2005
	(Unaudited)
	Consolidated		MMIS and	Pro Forma
	Bankrate	FastFind	Interest.com	Bankrate
Online publishing revenue	$43,296,384	$166,453	$278,828	$42,851,103
Print publishing and licensing revenue	$5,752,647	$-	$992,541	$4,760,106
Total revenue	$49,049,031	$166,453	$1,271,369	$47,611,209
Income before income taxes	$15,474,054	$(248,968)	$108,390	$15,614,632
Net income	$9,673,901	$(149,793)	$66,315	$9,757,379

Net income per diluted share	$0.58

Weighted average diluted common shares outstanding	16,922,218

Online Publishing Revenue
Graphic ad	25,011,275
Hyperlink	15,586,140
Barter	2,253,688
Total online publishing revenue	$42,851,103